Exhibit 99.1
Thoughtworks Reports Strong First Quarter 2022 Financial Results and Raises Full Year 2022 Guidance
•Revenues of $320.9 million
•Reported revenue growth of 35.0% in the first quarter
•Provides updated guidance for the second quarter and full year 2022
CHICAGO, IL., (May 9, 2022) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the first quarter of 2022 and provided an updated financial outlook for the full year and second quarter of 2022.
Guo Xiao, Thoughtworks' Chief Executive Officer, said, "We are proud of our outstanding performance in the first quarter. Our revenue growth was 35.0%, 38.2% in constant currency, compared to the first quarter of 2021, as clients continue to trust Thoughtworks to deliver on their digital transformation ambitions. Our results reflect the extraordinary impact of Thoughtworkers across five continents. Thoughtworks’ business is highly diversified and we continue to see robust demand for our services. Our premium position, our advocacy for social change and cultivating culture attracts and retains outstanding talent and we are well placed to capitalize on this market opportunity."
First quarter 2022 highlights
•Revenues of $320.9 million, an increase of 35.0% year-over-year and 38.2% on a constant currency basis1
•Net loss of $(59.9) million, a decrease of 422.3% compared to the first quarter of 2021; net loss margin of (18.7)% compared to net income margin of 7.8% in the first quarter of 2021
•Adjusted EBITDA of $72.9 million, an increase of 35.4% compared to the first quarter of 2021; Adjusted EBITDA Margin of 22.7%, consistent with 22.7% in the first quarter of 2021
•Diluted loss per common share of $(0.20) compared to diluted earnings per common share of $0.06 for the first quarter 2021
•Adjusted Diluted Earnings per Share ("Adjusted Diluted EPS") of $0.13 compared to $0.14 for the first quarter of 2021
•Stock-based compensation for the first quarter was $120.7 million, which includes $47.7 million related to the approval of China SAFE during the quarter2, compared to $1.9 million for the first quarter of 2021
1 Revenue Growth Rate at constant currency, Adjusted EBITDA, and certain other measures in this release, are non-GAAP financial measures. See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
2 During the first quarter, the Company recorded stock-based compensation expense for equity awards that were previously awarded to participants but were contingent upon the successful and active registration with the State Administration of Foreign Exchange of the People's Republic of China (“China SAFE”), which occurred on February 25, 2022.

Financial review of first quarter 2022 results
Revenues for the first quarter were $320.9 million, an increase of 35.0% year-over-year and 38.2% on a constant currency basis. Revenues were $15.9 million above the high point of our guidance range of $305.0 million, with sequential quarter on quarter growth of 11.9%.
Gross margin for the first quarter was 17.9%, a decrease of 25.4% from 43.3% in the first quarter of 2021, primarily impacted by $83.5 million of stock-based compensation2 recorded in cost of revenues.
Adjusted Gross Margin was 45.6%, compared to 44.7% in the first quarter of 2021.
Selling, general and administrative (“SG&A”) expenses for the first quarter were $111.7 million, 34.8% of revenues, compared to $66.5 million, or 28.0% of revenues, for the first quarter of 2021, primarily impacted by $37.2 million of stock-based compensation2 .
Adjusted SG&A for the first quarter was $72.4 million, or 22.6% of revenues, compared to $53.6 million, or 22.6% of revenues, for the first quarter of 2021.
Net loss and net loss margin for the first quarter was $(59.9) million and (18.7)%, respectively, compared to net income and net income margin of $18.6 million and 7.8%, respectively, for the first quarter of 2021, impacted primarily by $120.7 million of stock-based compensation expense2 .
Adjusted EBITDA for the first quarter was $72.9 million, an increase of 35.4% compared to the first quarter of 2021. Adjusted EBITDA Margin was 22.7%, consistent with the first quarter of 2021.
Diluted loss per common share for the first quarter was $(0.20), compared to diluted earnings per common share of $0.06 in the first quarter of 2021.
Adjusted Diluted EPS of $0.13 compared to $0.14 for the first quarter 2021, after adjusting for $120.7 million of stock-based compensation2 , $3.0 million of intangibles amortization, $3.6 million of employer payroll tax on employee equity incentive plans, $0.8 million of non-recurring professional fees, $5.8 million of unrealized foreign exchange gains and $18.4 million in income tax effects for the aforementioned adjustments.
We saw strong growth for the quarter across all regions. Revenue growth by customer location for the first quarter was as follows:
•Geographic revenues increased: APAC 40.8%; North America 35.8%; Europe 29.3%; and LATAM 24.2% compared with the first quarter of 2021.
We also continued to see strong growth across our industry verticals during the quarter. Revenue growth by industry for the first quarter was as follows:
•Industry vertical revenues increased: Financial services and insurance 70.7%; Retail and consumer 51.8%; Technology and business services 28.9%; Energy, public and health services 21.1%; and Automotive, travel and transportation 16.0% compared with the first quarter of 2021.
We continue to have strong liquidity. We had cash and cash equivalents of $339.6 million as of March 31, 2022, along with $165.0 million of borrowing capacity under our revolving credit line. Our total debt outstanding, before deferred financing fees, was $507.9 million at March 31, 2022. Cash flow used in operations was $(6.1) million in the first quarter of 2022, compared to cash flow provided by operations of $29.8 million in the first quarter of 2021. Free Cash Flow in the first quarter of 2022 was $(11.2) million, compared to $24.2 million in the first quarter of 2021.

Financial outlook
Thoughtworks provides the following updated outlook for the second quarter and full year 2022:
Second quarter
Thoughtworks expects the following for the second quarter:
•Revenues in the range of $328 million to $329 million, reflecting year-over-year growth at the midpoint of 26.2%, or 29.5% on a constant currency basis, which includes approximately 2% related to acquisitions;
•Adjusted EBITDA Margin in the range of 17.0% to 17.5%; and
•Adjusted Diluted EPS in the range of $0.11 to $0.12 for the quarter, assuming a weighted average of 333 million diluted outstanding shares for the quarter.
Full year
Thoughtworks expects the following for the full year:
•Revenue growth in the range of 29.5% to 30.5% year-over-year on a constant currency basis. Revenue growth on a reported basis in the range of 27.5% to 28.5% which includes a negative foreign currency translation impact of approximately 2.0% and approximately 2% related to acquisitions;
•Adjusted EBITDA Margin in the range of 19.0% to 20.0%; and
•Adjusted Diluted EPS in the range of $0.51 to $0.53 for the year, assuming a weighted average of 332 million diluted outstanding shares for the year.

Conference call information
Thoughtworks will host a conference call and webcast call at 8:00 a.m. Eastern Time on Monday, May 9, 2022, to discuss our financial results. The conference call can be accessed through the following numbers: USA / Canada toll-free: +1 (844) 834-1436, International dial-in number: +1 (929) 517-0930, Conference ID: 9394875. To access the webcast and the accompanying slide presentation, which has additional information regarding Thoughtworks' operating results, you can visit our investor relations website at https://investors.thoughtworks.com. A telephone replay will be available from 11:00 a.m. ET on Monday, May 9, 2022 and for seven days following that, on +1 (855) 859-2056 and on +1 (404) 537-3406. A replay of the webcast will also be made available on our investor relations website at https://investors.thoughtworks.com. Information on Thoughtworks' website is not part of this press release.
About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are 11,000+ Thoughtworkers strong across 49 offices in 17 countries. Over the last 25+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Investor Relations: investor-relations@thoughtworks.com

Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the company’s press releases, SEC filings, public conference calls and webcasts.

Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under "Financial outlook," including expectations relating to revenues and other financial or business metrics; statements regarding relationships with clients and business momentum; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on Thoughtworks' business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to maintain or acquire new client relationships; general business and economic conditions; and our ability to successfully execute our growth strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings and reports that Thoughtworks may file from time to time with the SEC. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.
Certain non-GAAP measures related to our financial outlook included in this press release and the associated webcast were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation, acquisitions, income tax effects of adjustments and other items. The unavailable information could have a significant impact on the Company's GAAP financial results. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll tax on employee equity incentive plans and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, employer payroll tax on employee equity incentive plans, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature and IPO-related costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted Net Income and Adjusted Diluted EPS
We define Adjusted Net Income as net (loss) income adjusted for unrealized (gain) loss on foreign currency exchange, stock-based compensation expense, employer payroll tax on employee equity incentive plans, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, tender offer compensation expense that is considered one-time in nature, IPO-related costs and income tax effects of adjustments.
We define Adjusted Diluted EPS as diluted (loss) earnings per common share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income. In other words, the numerator for Adjusted Diluted EPS utilizes Adjusted Net Income. We calculate Adjusted Diluted EPS by dividing Adjusted Net Income, after adjusting for earnings allocated to preferred stock, resulting in Adjusted Net Income attributable to common shareholders, by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income and Adjusted Diluted EPS to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income excluding income tax expense, interest expense, other expense (income), net, unrealized (gain) loss on foreign currency exchange, stock-based compensation expense, employer payroll tax on employee equity incentive plan, depreciation and amortization expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue generating operations, tender offer compensation expense that is considered one-time in nature and IPO-related costs. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2022	2021
Revenues	$320,940	$237,662
Operating expenses:
Cost of revenues	263,349	134,791
Selling, general and administrative expenses	111,734	66,516
Depreciation and amortization	5,846	4,346
Total operating expenses	380,929	205,653
(Loss) income from operations	(59,989)	32,009
Other income (expense):
Interest expense	(4,647)	(6,194)
Net realized and unrealized foreign currency gain (loss)	4,945	(2,668)
Other income, net	88	61
Total other income (expense)	386	(8,801)
(Loss) income before income taxes	(59,603)	23,208
Income tax expense	301	4,623
Net (loss) income	$(59,904)	$18,585

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(5,679)	(3,968)
Comprehensive (loss) income	$(65,583)	$14,617

Net (loss) earnings per common share:
Basic (loss) earnings per common share	$(0.20)	$0.06
Diluted (loss) earnings per common share	$(0.20)	$0.06

Weighted average shares outstanding:
Basic	306,189,816	242,471,720
Diluted	306,189,816	249,125,028

Stock-based compensation expense included in the condensed consolidated statements of (loss) income and comprehensive (loss) income was as follows:

	Three months ended March 31,
	2022	2021
Cost of revenues	$83,493	$782
Selling, general and administrative expenses	37,243	1,092
Total stock-based compensation expense	$120,736	$1,874

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$339,638	$368,209
Trade receivables, net of allowance of $10,431 and $8,916, respectively	146,835	145,874
Unbilled receivables	139,917	104,057
Prepaid expenses and other current assets	74,067	60,799
Total current assets	700,457	678,939
Property and equipment, net	34,526	34,500
Right-of-use assets	39,377	—
Intangibles and other assets:
Goodwill	345,595	346,719
Trademark	273,000	273,000
Customer relationships, net	123,315	125,867
Other non-current assets	29,610	25,125
Total assets	$1,545,880	$1,484,150
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,379	$4,773
Long-term debt - current	7,150	7,150
Income taxes payable	20,029	15,693
Accrued compensation	107,598	79,460
Deferred revenue	5,230	13,807
Value-added tax and sales tax payable	5,096	7,954
Accrued expenses	29,845	51,693
Lease liabilities, current	14,426	—
Total current liabilities	195,753	180,530
Lease liabilities, non-current	27,695	—
Long-term debt, less current portion	495,785	497,380
Deferred tax liabilities	74,160	78,944
Other long-term liabilities	17,581	18,805
Total liabilities	810,974	775,659
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 360,854,572 and 356,117,752 issued, 310,024,807 and 305,132,181 outstanding at March 31, 2022 and December 31, 2021, respectively	361	356
Treasury stock, 50,829,765 and 50,985,571 shares at March 31, 2022 and December 31, 2021, respectively	(627,484)	(629,424)
Additional paid-in capital	1,481,524	1,390,630
Accumulated other comprehensive loss	(16,542)	(10,863)
Retained deficit	(102,953)	(42,208)
Total stockholders' equity	734,906	708,491
Total liabilities and stockholders' equity	$1,545,880	$1,484,150

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(59,904)	$18,585
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	8,582	6,884
Bad debt recovery	(100)	(168)
Deferred income tax benefit	(6,461)	(1,252)
Stock-based compensation expense	120,737	1,874
Unrealized foreign currency exchange (gains) losses	(5,847)	3,929
Non-cash lease expense on right-of-use assets	4,153	—
Other operating activities, net	314	707
Changes in operating assets and liabilities:
Trade receivables	(1,130)	27,579
Unbilled receivables	(35,314)	(20,422)
Prepaid expenses and other assets	(4,963)	(20,045)
Lease liabilities	(2,358)	—
Accounts payable	1,613	1,036
Accrued expenses and other liabilities	(25,417)	11,054
Net cash (used in) provided by operating activities	(6,095)	29,761
Cash flows from investing activities:
Purchase of property and equipment	(5,134)	(5,584)
Proceeds from disposal of fixed assets	136	77
Acquisition of businesses, net of cash acquired	—	(44,759)
Net cash used in investing activities	(4,998)	(50,266)
Cash flows from financing activities:
Proceeds from issuance of Series A redeemable convertible preferred stock, net of issuance costs	—	380,994
Proceeds from issuance of common stock	—	1,873
Payments of obligations of long-term debt	(1,788)	(131,346)
Payments of debt issuance costs	—	(7,176)
Proceeds from borrowings on long-term debt	—	401,285
Proceeds from issuance of common stock on exercise of options, net of employee tax withholding	704	62
Shares and options purchased under tender offer	—	(702,173)
Withholding taxes paid on tender offer	(15,469)	—
Withholding taxes paid on dividends previously declared	(5,903)	—
Withholding taxes paid related to net share settlement of equity awards	(7,307)	—
Other financing activities, net	(29)	(139)
Net cash used in financing activities	(29,792)	(56,620)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	182	(1,204)
Net decrease in cash, cash equivalents and restricted cash	(40,703)	(78,329)
Cash, cash equivalents and restricted cash at beginning of the period	394,942	492,199
Cash, cash equivalents and restricted cash at end of the period	$354,239	$413,870

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Three months ended March 31,
	2022	2021
Supplemental disclosure of cash flow information:
Interest paid	$4,355	$5,067
Income taxes paid	$2,383	$3,394

Supplemental disclosures of non-cash financing activities:
Withholding taxes payable included within accrued expenses	$4,575	$15,469
Withholding taxes payable included within accrued compensation	$21,930	$—
Option costs receivable included within prepaid expenses and other current assets	$635	$—

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$339,638	$397,291
Restricted cash included in other current assets	13,376	15,256
Restricted cash included in other non-current assets	1,225	1,323
Total cash, cash equivalents and restricted cash	$354,239	$413,870

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended March 31,
	2022	2021
Net (loss) income	$(59,904)	$18,585
Income tax expense	301	4,623
Interest expense	4,647	6,194
Other income, net	(88)	(61)
Unrealized foreign exchange (gains) losses	(5,847)	3,929
Stock-based compensation	120,736	1,874
Depreciation and amortization	8,582	6,884
Acquisition costs (a)	20	6,403
Certain professional fees (b)	803	1,648
Non-recurring tender offer compensation expense (c)	—	2,714
IPO-related costs (d)	—	1,043
Employer payroll tax on employee equity incentive plans (e)	3,622	—
Adjusted EBITDA	$72,872	$53,836
Net (loss) income margin	(18.7)%	7.8%
Adjusted EBITDA Margin	22.7%	22.7%

	Three months ended March 31,
	2022	2021
Net (loss) income allocated to common shareholders	$(59,904)	$15,174
Earnings allocated to Preferred Stock	—	3,411
Net (loss) income	(59,904)	18,585
Unrealized foreign exchange (gains) losses	(5,847)	3,929
Stock-based compensation	120,736	1,874
Amortization of acquisition-related intangibles	2,992	2,981
Acquisition costs (a)	20	6,403
Certain professional fees (b)	803	1,648
Non-recurring tender offer compensation expense (c)	—	2,714
IPO-related costs (d)	—	1,043
Employer payroll tax on employee equity incentive plans (e)	3,622	—
Income tax effects of adjustments (f)	(18,430)	(4,098)
Adjusted Net Income	$43,992	$35,079

GAAP diluted weighted average common shares outstanding	306,189,816	249,125,028
Employee stock options and RSUs	24,555,214	—
Adjusted diluted weighted average common shares outstanding	330,745,030	249,125,028
GAAP diluted (loss) earnings per common share	$(0.20)	$0.06
Adjusted Diluted EPS	$0.13	$0.14

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(Unaudited)

	Three months ended March 31,
Adjusted Gross Profit reconciliation:	2022	2021
Gross profit, GAAP	$57,591	$102,871
Stock-based compensation	83,493	782
Employer payroll tax on employee equity incentive plans (e)	2,376	—
Depreciation expense	2,736	2,538
Adjusted Gross Profit	$146,196	$106,191
Gross margin, GAAP	17.9%	43.3%
Adjusted Gross Margin	45.6%	44.7%

	Three months ended March 31,
Adjusted SG&A reconciliation:	2022	2021
SG&A, GAAP	$111,734	$66,516
Stock-based compensation	(37,243)	(1,092)
Acquisition costs (a)	(20)	(6,403)
Certain professional fees (b)	(803)	(1,648)
Non-recurring tender offer compensation expense (c)	—	(2,714)
IPO-related costs (d)	—	(1,043)
Employer payroll tax on employee equity incentive plans (e)	(1,246)	—
Adjusted SG&A	$72,422	$53,616
SG&A margin, GAAP	34.8%	28.0%
Adjusted SG&A Margin	22.6%	22.6%
(a)Reflects costs for certain professional fees and retention wage expenses related to certain acquisitions.
(b)Adjusts for certain transaction expenses, non-recurring legal expenses, and one-time professional fees.
(c)Adjusts for the additional compensation expense related to the tender offer completed in the first quarter of 2021.
(d)Adjusts for IPO-readiness costs and expenses that do not qualify as equity issuance costs.
(e)We exclude employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of our business.
(f)Adjusts for the income tax effects of the foregoing adjusted items.

	Three months ended March 31,
Free Cash Flow reconciliation:	2022	2021
Net cash provided by operating activities	$(6,095)	$29,761
Purchase of property and equipment	(5,134)	(5,584)
Free Cash Flow	$(11,229)	$24,177